Exhibit 19.1

            AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                   AS OF 9/30/97


                                                                                                                 PERCENT OF
                                                                   PERCENT OF         AGGREGATE                  AGGREGATE
                                                                    NUMBER OF         RECEIVABLE                 RECEIVABLE
AGGREGATE RECEIVABLES BALANCE              NUMBER OF ACCTS           ACCTS            BALANCE                     BALANCE
BALANCE

1.      5,000  or less                         40,356                70.90%         $65,706,098.61                 11.79%
2.      5,000 -    10,000                       7,085                12.45%          50,124,386.39                  8.99%
3.     10,000 -    25,000                       5,682                 9.98%          88,165,446.82                 15.81%
4.     25,000 -    50,000                       2,071                 3.64%          71,455,897.06                 12.82%
5.     50,000 -    75,000                         660                 1.16%          40,085,356.09                  7.19%
6.     75,000 -   100,000                         344                 0.60%          29,360,042.05                  5.27%
7.    100,000 -   250,000                         478                 0.84%          70,881,620.15                 12.71%
8.    250,000 -   500,000                         158                 0.28%          54,753,939.53                  9.82%
9.    500,000 - 1,000,000                          55                 0.10%          37,853,675.77                  6.79%
10. 1,000,000 - 5,000,000                          30                 0.05%          49,139,201.29                  8.81%
11.      Over   5,000,000                                                                     0.00                  0.00%

Total:                                         56,919                              $557,525,663.76

                          AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                                               IDENTIFIED PORTFOLIO
                                                   AS IF 9/30/97

                                                                                                                  PERCENT OF
                                                                PERCENT              AGGREGATE                    AGGREGATE
                                                               OF NUMBER OF          RECEIVABLES                  RECEIVABLES
REMAINING INSTALLMENT        NUMBER OF ACCTS                      ACCTS              BALANCE                      BALANCE
TERM

03 Months or Less                     22,699                     39.88%            $81,947,006.05                  14.70%
04 to 06 Months                       19,905                     34.97%            209,432,421.98                  37.56%
07 to 09 Months                       13,845                     24.32%            206,428,745.52                  37.03%
10 to 12 Months                          320                      0.56%             29,558,794.05                   5.30%
13 to 18 Months                           59                      0.10%             10,308,898.42                   1.85%
More than 18 Months                       91                      0.16%             19,849,797.74                   3.56%

Total:                                56,919                                      $557,525,663.76

          AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 9/30/97

                                                                                        PERCENTAGE OF
              STATES                        AGGREGATE RECEIVABLES                         AGGREGATE
                                                   BALANCE                           RECEIVABLES BALANCE

CALIFORNIA                                     $125,351,709.00                              22.48%
TEXAS                                           73,211,124.91                               13.13%
NEW YORK                                        66,475,233.90                               11.92%
FLORIDA                                         41,918,167.22                               7.52%
NEW JERSEY                                      33,037,251.28                               5.93%
PENNSYLVANIA                                    24,624,709.57                               4.42%
MASSACHUSETTS                                   18,912,593.58                               3.39%
WASHINGTON                                      18,367,924.50                               3.29%
ILLINOIS                                        16,735,244.84                               3.00%
GEORGIA                                         16,259,651.29                               2.92%
OHIO                                            14,034,964.91                               2.52%
LOUISIANA                                        9,481,218.74                               1.70%
MICHIGAN                                         7,712,892.92                               1.38%
COLORADO                                         7,614,887.27                               1.37%
SOUTH CAROLINA                                   7,218,620.22                               1.29%
CONNECTICUT                                      6,989,422.41                               1.25%
NORTH CAROLINA                                   6,877,271.05                               1.23%
INDIANA                                          6,171,079.78                               1.11%
MARYLAND                                         5,509,587.17                               0.99%
ALABAMA                                          5,315,199.50                               0.95%
OKLAHOMA                                         4,839,548.04                               0.87%
HAWAII                                           4,181,356.02                               0.75%
ARKANSAS                                         3,663,269.35                               0.66%
WEST VIRGINIA                                    3,471,077.66                               0.62%
KENTUCKY                                         3,437,805.33                               0.62%
ARIZONA                                          3,411,938.80                               0.61%
IDAHO                                            3,186,333.07                               0.57%
MINNESOTA                                        3,107,504.95                               0.56%
NEVADA                                           3,069,784.65                               0.55%
WISCONSIN                                        2,525,222.98                               0.45%
UTAH                                             2,140,301.67                               0.38%
NEBRASKA                                         1,666,957.17                               0.30%
NEW HAMPSHIRE                                    1,420,083.19                               0.25%
MAINE                                            1,376,677.94                               0.25%
RHODE ISLAND                                     1,017,825.01                               0.18%
IOWA                                              950,297.64                                0.17%
MONTANA                                           791,669.52                                0.14%
TENNESSEE                                         618,368.70                                0.11%
WYOMING                                           296,064.90                                0.05%
SOUTH DAKOTA                                      233,982.87                                0.04%
ONTARIO                                           190,081.64                                0.03%
DELAWARE                                          59,531.02                                 0.01%
VIRGINIA                                          14,373.49                                 0.00%
DISTRICT OF COLUMBIA                              12,307.62                                 0.00%
VERMONT                                            9,794.00                                 0.00%
OREGON                                             5,834.73                                 0.00%
MISSOURI                                           3,148.57                                 0.00%
MISSISSIPPI                                        2,638.42                                 0.00%
NORTH DAKOTA                                       1,210.04                                 0.00%
ALASKA                                              914.26                                  0.00%
NEW MEXICO                                          729.82                                  0.00%
KANSAS                                              276.63                                  0.00%

Total:                                         $557,525,663.76

                                                          LOAN LOSS EXPERIENCE
                                                         (DOLLARS IN THOUSANDS)

                                                  IDENTIFIED                                    ENTIRE PORTFOLIO
                                                  PORTFOLIO
                                                  ------------------------------     -------------------------------------------

                                                  NINE MONTHS          NINE MONTHS              FOR THE YEAR ENDED DECEMBER 31,
                                                  ENDED                ENDED
                                                  SEPTEMBER 30,       SEPTEMBER 30,  -------------------------------------------
                                                      1997                1997        1996           1995                  1994
                                                      ----                ----        ----           ----                  ----

Average Outstanding Principal Balance               $566,887            $925,560    $1,010,105     $1,036,464          $1,105,789
Gross Charge-Offs                                        357               3,520         4,115          3,230               2,836
Recoveries                                                 6               1,221         2,136          1,153                 966
Net Charge-Offs                                          351               2,299         1,979          2,077               1,870
Net Charge Offs as a Percentage of Average
   Aggregate Outstanding Principal Balance           0.08% (1)(2)          0.33%(1)       0.20%          0.20%               0.17%


    (1) Calculated on an annualized basis.
    (2) It is expected that as the Identified Portfolio matures, its Loan Loss
        Experience will more closely reflect that of the Entire Portfolio.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                         AT SEPTEMBER 30,
                                                            1997

Number of days a loan remains overdue
after cancellation of the related insurance policy

       31-89  days                                           1.17%
       90-270 days                                           0.71%
       Over 270 days (1)                                     0.00%
                                                             ------
             Total                                           1.88%
                                                             ======

    (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.


                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                           NINE MONTHS ENDED
                                                          SEPTEMBER 30, 1997
                                                       ---------------------

Average Outstanding Principal Balance Receivable             $566,887
Interest & Fee Income                                          48,059
Average Revenue Yield                                           11.30%  (1)


(1)  Calculated on an annualized basis.